Exhibit 99.1

Vanda Patents Found Valid and Infringed in Fanapt® ANDA Litigation

WASHINGTON, August 25, 2016 /PRNewswire/ — Vanda Pharmaceuticals Inc. (Vanda) (NASDAQ: VNDA) today announced that Judge Gregory M. Sleet of the United States District Court for the District of Delaware ruled that Roxane Laboratories Inc. (Roxane) infringed U.S. Patent Nos. RE39,198 (the ‘198 Patent) and 8,586,610 (the ‘610 Patent) by submitting to the FDA an ANDA seeking permission to market a generic version of Fanapt® before the expiration of Vanda’s patents.

“We are very pleased that the court found both patents valid, found that Roxane’s ANDA infringes the ‘198 patent and the ‘610 patent, and accordingly issued an injunction barring Roxane from marketing its product until the expiration of the later expiring ‘610 patent on November 2, 2027,” said Mihael H. Polymeropoulos, M.D., Vanda’s President and CEO.

About Vanda Pharmaceuticals Inc.

Vanda is a specialty pharmaceutical company focused on the development and commercialization of novel therapies to address high unmet medical needs and improve the lives of patients. For more on Vanda Pharmaceuticals, please visit www.vandapharma.com.

Fanapt® is a registered trademark of Vanda Pharmaceuticals Inc.

Corporate Contact:

Jim Kelly

Senior Vice President and Chief Financial Officer

Vanda Pharmaceuticals Inc.

(202) 734-3428

jim.kelly@vandapharma.com

Media Contact:

Laney Landsman

Group Vice President

Makovsky

(212) 508-9643

llandsman@makovsky.com

SOURCE Vanda Pharmaceuticals Inc.